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                                                                    EXHIBIT 10.9

                   BAXTER INTERNATIONAL INC. AND SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN

                (Amended and restated effective January 1, 2002)

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               BAXTER INTERNATIONAL INC. AND SUBSIDIARIES DEFERRED
                               COMPENSATION PLAN

                (Amended and Restated Effective January 1, 2002)

                                    ARTICLE I

                        PURPOSE, EFFECTIVE DATE, EMPLOYER

  1.1 Purpose. The Baxter International Inc. and Subsidiaries Deferred Compensation Plan (the "Plan") has been adopted by Baxter International Inc. ("Baxter"). The Plan is intended to be an unfunded arrangement to provide deferred compensation for the benefit of a select group of management and highly compensated employees. The Plan is designed to enable eligible participants to defer compensation and receive matching contributions under the provisions of the Baxter International Inc. and Subsidiaries Incentive Investment Plan ("IIP"), a tax-qualified defined contribution plan, in excess of the limitations imposed by the Internal Revenue Code("Code").Effective January 1, 1998, Baxter amended and restateed the Plan in part to combine the Plan and the Baxter International Inc. and Subsidiaries Incentive Investment Excess Plan. Effective January 1, 2002, the Plan is hereby further amended and restated. Capitalized terms not defined in this Plan are deemed to have the meaning given them in the IIP.

  1.2 Effective Date. The effective date of this restatement is January 1, 2002.

  1.3 Employer. The Plan is adopted for the benefit of a select group of management or highly compensated employees of Baxter or of any subsidiaries or affiliates of Baxter, as set forth below. The Plan may be adopted by any subsidiaries or affiliates of Baxter with the consent of the Administrative Committee. Adopting Employers are listed on Appendix A as attached and updated from time to time.

                                   ARTICLE II

                                   DEFINITIONS

  2.1 Accounts. Accounts means the sum of the Participant's Excess Matching Contribution Account balance, the Participant's Bonus Deferral Account balance and the Participant's Pay Deferral Account balance.

  2.2 Administrative Committee. For purposes of the Plan, Administrative Committee has the same meaning as the Administrative Committee in the IIP.

  2.3 Beneficiary. A Participant's Beneficiary, as defined in Article VI, is the Beneficiary designated to receive the Participant's Accounts, if any, from the Plan, upon the death of the Participant.

  2.4 Bonus. The term Bonus means those bonuses that are included in the definition of Compensation in the IIP and also includes any other bonus which is approved by the Administrative Committee and listed on Attachment A to this Plan. Attachment A may be

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updated from time to time to accurately reflect the approved bonuses for purpose of this definition.

  2.5 Bonus Deferral. The Bonus Deferral is the amount of the Participant's Bonus which the Participant elected to defer and contribute to the Plan which, but for such election, would have otherwise been paid to him/her.

  2.6 Compensation. For purposes of the Plan, Compensation has the same meaning as Compensation in the IIP without regard to Section 401(a)(17) of the Code, except that the Bonuses deferred under the Plan are included in Compensation in the Plan Year in which such amounts would be paid if they were not deferred and not in the Plan Year in which such amounts are actually paid.

  2.7 Compensation Committee. The Compensation Committee of the Board of Directors of Baxter.

  2.8 Deferral Election Form. The form which a Participant must complete and return to the Administrative Committee, in accordance with the rules and procedures as may be established by the Administrative Committee, in order to elect to defer aportion of his or her Bonus into the Plan and to designate his Pay Deferral Election.

  2.9 Distribution Election Form. The form which a Participant must complete and return to the Administrative Committee, in accordance with the rules and procedures as may be established by the Administrative Committee. This form is to be used by both (a) Participants who are not eligible to defer a portion of their Bonus or make a Pay Deferral Contribution to the Plan; and
(b)Participants who are electing distributions with respect to a Deferred Compensation Account. Only one election form shall be filed with respect to distribution of a Participant's Deferred Compensation Account following termination of employment. A Participant may also file a Distribution Election Form to request a scheduled in-service distribution of his or her Deferred Compensation Account, provided that such form is filed at least 24 months prior to the date distribution is to commence. If the Participant has a Termination of Employment prior to the date the in-service distribution is scheduled to commence, the Distribution Election Form requesting such in-service distribution shall be ignored. To be effective, a Distribution Election Form must be filed within the time prescribed by the Administrative Committee.

  2.10    Eligible Employee.  An Eligible Employee is anyone who:

                (a) is a participant in the Baxter International Inc. Long Term
                    Incentive Plan for the Plan Year to which deferrals relate (or was a participant in the Baxter International Inc. Long Term Incentive Plan in a prior Plan Year and who is a participant in a different Long Term Incentive Plan, sponsored by Baxter or one of its affiliates, for the current Plan Year) who has contributed the maximum annual contribution limit under Sections 401(k) and 402(g) of the Code to the IIP;

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                (b) is a participant in the IIP whose Matching Contributions to the IIP for the Plan Year are limited because of the application of the Code, provided he or she has met the eligibility rules set forth in Section 3.1 below; or

                (c) is designated by the Administrative Committee to be a
                    Participant in the Plan and eligible to receive discretionary benefits under Section 3.5 of the Plan for the Plan Year, subject to the terms and conditions imposed by the Administrative Committee in accordance with
                    Section 3.5.

  2.11 Excess Matching Contribution. The Excess Matching Contribution is the difference between the Matching Contributions allocated to a Participant's IIP Account during the Plan Year and the amount that would have been allocated if the limitations of Sections 415, 401(k), 402(g) and 401(m) of the Code, as well as the limitations of Section 401(a)(17) of the Code, were disregarded.

  2.12 Matching Contribution. The term Matching Contribution has the same meaning in the Plan as it does in the IIP.

  2.13 Participant. A Participant is any Eligible Employee who has an Account balance in the Plan.

  2.14 Pay Deferral Contribution. The term Pay Deferral Contribution has the same meaning as Pay Deferral Contribution in the IIP. The Pay Deferral Contribution is the amount of the Participant's Compensation which the Participant elected to defer into the Plan which, but for such election, would have otherwise been paid to him/her.

  2.15    Plan Year.  The Plan Year is the calendar year.


  2.16 Termination of Employment. For purposes of the Plan, Termination of Employment has the same meaning as Termination of Employment in the IIP.

  2.17 Unforeseeable Emergency. A severe financial hardship resulting from a sudden or unexpected illness or accident of the Participant or one of his or her dependents, loss of the Participant's property due to casualty or similar extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant, as determined by the Administrative Committee.

  2.18 Vesting. For purposes of the Plan, Vesting has the same meaning as Vesting in the IIP.


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                                   ARTICLE III

         ELIGIBILITY FOR EXCESS MATCHING CONTRIBUTIONS, BONUS DEFERRALS
                                AND PAY DEFERRALS

  3.1 Eligibility for Excess Matching Contribution. An Eligible Employee is a Participant in the Plan and eligible to receive a contribution to his or her Excess Matching Contribution Account in the Plan for a Plan Year if such Participant's allocation of Matching Contributions in the IIP during the Plan Year is less than three percent (3%) of Compensation because of the application of the Code.

  3.2 Bonus Deferral Elections. An Eligible Employee is a Participant in the Plan if he or she defers the maximum amount of Compensation allowed under the Code to the IIP for the Plan Year and he or she elects to defer all or a portion of his or her Bonus through the Plan until his or her Termination of Employment, or such other time as specified on his or her Deferral Election Form, by completing a Deferral Election Form in accordance with applicable rules and procedures established by the Administrative Committee. A Participant may elect to defer up to 100% of his or her Bonus, in whole percentages. Beginning January 1 of the year to which the Deferral Election Form applies, the Deferral Election Form is irrevocable, except as provided in Section 5.6. The Deferral Election Form must be filed with the Administrative Committee in accordance with the rules established by the Administrative Committee before January 1 of the Plan Year to which the Deferral Election Form applies. For purposes of Bonus Deferral Elections, eligible employees are those employees who are participants in the Long Term Incentive Plan for the Plan Year to which deferrals relate.

  3.3 Pay Deferral Elections. An Eligible Employee is a Participant in the Plan if he or she elects to defer a portion of his or her Compensation in excess of the annual contribution limit under Sections 401(k) and 402(g) of the Code (as contributed to the IIP) as set forth on his or her Deferral Election Form, in accordance with applicable rules and procedures established by the Administrative Committee. A Participant may elect to defer up to a total of 12% of his or her Compensation (effective for deferrals on or after January 1, 2003, a total of 20% of his or her Compensation); to the IIP and the Plan however, such election must be the same election as the Participant made for the IIP for such Plan Year, and the Participant may not change his/her IIP election for the Plan Year.Notwithstanding the prior sentence, effective April 1, 2002, a Participant may elect to make an additional annual "catch-up contribution" to the IIP in accordance with the terms of the IIP, which shall be disregarded for purposes of the Plan. For purposes of Pay Deferral Elections, eligible employees are those employees who are participants in the Long Term Incentive Plan for the Plan Year to which deferrals relate. Notwithstanding the foregoing provisions of this Section 3.3, the Administrative Committee, in its sole discretion, may permit a Participant to defer in excess of 12% of his or her Compensation (and, effective for deferrals on or after January 1, 2003, in excess of 20% of his or her Compensation) to the Plan for any Plan Year (a "Supplemental Pay Deferral"). To the extent that the Administrative Committee exercises its discretionary authority under the prior sentence, such exercise shall be reflected in Appendix B to the Plan which shall identify each Participant designated as eligible to

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make Supplemental Pay Deferrals, specify the Plan Year(s) for which Supplemental
Pay Deferrals may be made, and reflect any other conditions and limitations applicable with respect to such Supplemental Pay Deferrals. In no event shall Supplemental Pay Deferrals be eligible for Excess Matching Contributions

  3.4 Somatogen Acquisition Deferral Election. Any former employee of Somatogen, Inc. who is acquired by Baxter International Inc. as of the closing date of the merger agreement between Baxter and Somatogen and who completed a Special Deferral Enrollment Form shall have such form recognized as a valid election under the Plan. Deferrals authorized under this section shall be treated as deferrals authorized under Section 3.2 for purposes of accounting and distribution.

  3.5 Discretionary Contributions. The Administrative Committee may, in its sole discretion, specify such additional amounts in the form of employer contributions to be credited to the Account of a Participant or another employee who is a member of a select group of management and highly compensated employees, subject to such terms and conditions as the Administrative Committee may establish. To the extent that the Administrative Committee exercises its discretionary authority under this Section 3.5, such exercise shall be reflected in Appendix C to the Plan, which shall identify each Participant credited with such discretionary employer contributions, specify the Plan Year(s) for which contributions relate, and reflect any other limitations applicable with respect to such discretionary contributions. Discretionary employer contributions authorized under this section shall be treated as deferrals authorized under
Section 3.2 for purposes of accounting and distribution.

                                   ARTICLE IV

                              CREDITING OF ACCOUNTS

  4.1     Crediting of Accounts.

           A. Excess Matching Contribution Account. An account equal to the Excess Matching Contributions, if any, of each Participant made for Plan Years prior to 2002, as adjusted for investment return under Section 4.2 and distributions under Article V.

           B. Bonus Deferral Account. An account equal to the Bonus Deferrals, if any, of each Participant made for Plan Years prior to 2002, as adjusted for investment return under Section 4.2 and distributions under Article V.

           C. Pay Deferral Account. An account equal to the Pay Deferral Contributions and Supplemental Pay Deferrals, if any, of each Participant made for Plan Years prior to 2002, as adjusted for investment return under Section
4.2 and distributions under Article V.


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           D.   Deferred Compensation Account. An account equal to the Excess
Matching Contributions, Pay Deferral Contributions, Bonus Deferrals and Supplemental Pay Deferrals made for the 2002 Plan Year and thereafter, as adjusted for investment return under Section 4.2 and distributions under
Article V.

                Notwithstanding the foregoing provisions of this Section 4.1, if elected by the Participant in accordance with rules established by the Administrative Committee, the Participant may elect to have his or her Excess Matching Contributions, Pay Deferral Contributions, Bonus Deferrals and Supplemental Pay Deferrals made for the 2001 Plan Year, if any, credited to his or her Deferred Compensation Account under paragraph D, instead of to the Excess Matching Contribution Account, Bonus Deferral Account and Pay Deferral Account described in paragraphs A, B and C.

                Further, effective January 1, 2002, notwithstanding the forgoing provisions of this Section 4.1, if elected by the Participant in accordance with rules established by the Administrative Committee, the Participant may make a one-time election to have amounts credited to his or her Excess Matching Contribution Account, Bonus Deferral Account and Pay Deferral Account (including Supplemental Pay Deferrals) credited to his or her Deferred Compensation Account under paragraph D, provided however, that such election is made prior to 2002 and such amounts are not scheduled to be distributed in 2001.

  4.2 Earnings. Each Participant's Accounts will be adjusted for investment return, on a weekly basis, in accordance with the following provisions of this
Section 4.2:

           A. Amounts in a Participant's Excess Matching Account, Bonus Deferral Account and Pay Deferral Account will be credited with earnings at a rate determined by the Administrative Committee from time to time. Until the Administrative Committee determines otherwise, such earnings will be credited at the same rate as the Stable Income Fund in the IIP.

           B. Amounts in a Participant's Deferred Compensation Account shall be adjusted upward or downward to reflect the investment return that would have been realized had such amounts been invested in one or more investments selected by the Participant from among the assumed investment alternatives designated by the Administrative Committee for use under the Plan. Prior to the first day of each Plan Year, Participants may change the assumed investment alternatives in which their Deferred Compensation Account will be deemed invested for such Plan Year. Participant elections of assumed investment alternatives shall be made at the time and in the form determined by the Administrative Committee, and shall be subject to such other restrictions and limitations as the Administrative Committee shall determine.

  4.3 Account Statements. Account Statements will be generated effective as of the last day of each calendar quarter and mailed to each Participant as soon as administratively feasible. Account Statements will reflect all Account activity during the reporting quarter, including Account contributions, distributions and earnings credits.

  4.4 Vesting. Subject to Sections 9.1 and 9.2, a Participant is always 100% Vested in his or her Accounts in the Plan at all times.

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                                    ARTICLE V

                            DISTRIBUTION OF BENEFITS

  5.1 Distribution of Benefits. Subject to Section 5.2, distribution of a Participant's Accounts, if any, will commence in accordance with the Participant's Distribution Election Form or Deferral Election Form as soon as administratively feasible after the Participant's Termination of Employment. Any spousal consent requirements under the IIP will not apply to distributions under the Plan.

  5.2     Distribution.

           A. Deferral Election Form. A Participant's Excess Matching Contribution Account, Bonus Deferral Account and Pay Deferral Account will be paid in accordance with the form of payment designated in the Participant's Deferral Election Form. The Deferral Election Form shall not be used to elect forms of distribution with respect to deferrals for Plan Years after 2001 (or 2000, with respect to a Participant electing to have his or her deferrals credited to the Deferred Compensation Account for Plan Year 2000 under
Section 4.1).

           B. Distribution Election Form - Termination of Employment. A Participant's Deferred Compensation Account and, if the Participant is not eligible for Pay Deferrals or Bonus Deferrals, his or her Excess Matching Contribution Account, will be paid after the Participant's Termination of Employment, in accordance with the form of payment designated in such Participant's Distribution Election Form. Only one Distribution Election Form may be submitted with respect to distribution of a Participant's Deferred Compensation Account following Termination of Employment, and such election shall apply to the Participant's entire Deferred Compensation Account balance at his or her Termination of Employment.

           C. In-Service Distribution of Deferred Compensation Account. A Participant may also elect to receive a distribution of all or a portion of his or her Deferred Compensation Account at a specified future date, by filing a Distribution Election Form with the Administrative Committee, specifying the dollar amount of the distribution, at least 24 months prior to the distribution date. If the balance in the Participant's Deferred Compensation Account on the specified distribution date is less than the dollar amount requested, the entire balance of the Deferred Compensation Account shall be distributed. If the Participant has a Termination of Employment prior to the specific date requested on such Distribution Election Form, such form shall be ignored and the Participant's distribution election with respect to Termination of Employment shall be followed.

           D.   Forms of Distribution.  The forms of distribution are:

                (a)      a lump sum payment, or

                (b) annual installments of at least 2 years, but not to exceed 15 years.


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Annual installments will commence in the first quarter of the Plan Year as specified in the Participant's Deferral Election Form or Distribution Election Form. Subsequent installments will be paid annually in the first quarter of subsequent Plan Years. Lump sum payments will be made in the first quarter of the Plan Year as specified in the Participant's Deferral Election Form. Lump sum payments pursuant to a Distribution Election Form relating to payments following Termination of Employment will be made in the first quarter following the Plan Year in which the Participant incurs a Termination of Employment or any subsequent Plan Year as indicated on the Distribution Election Form. All distributions of a Participant's Deferred Compensation Account prior to Termination of Employment will be paid in a lump sum as soon as administratively feasible after the date elected by the Participant in the Distribution Election Form.

If a Participant does not elect a form of distribution by the time the Deferral Election Form or the Distribution Election Form is required to be completed, the Participant's election will default to a lump sum payment in the first quarter of the Plan Year following the Plan Year in which the Participant incurs a Termination of Employment.

Notwithstanding the above, a Participant whose Accounts under the Plan total less than $50,000 as of the last day of the Plan Year in which he or she incurs a Termination of Employment will receive lump sum payment of his or her Accounts in the first quarter of the Plan Year following the Plan Year in which the Participant incurs a Termination of Employment.

The Administrative Committee has the right to postpone the payment of any Account for up to one year from the date on which the credits would otherwise be paid.

  5.3 Effect of Payment. Payment to the person or trust reasonably and in good faith determined by the Administrative Committee to be the Participant's Beneficiary will completely discharge any obligations Baxter or any other Employer may have under the Plan. If a Plan benefit is payable to a minor or a person declared to be incompetent or to a person the Administrative Committee in good faith believes to be incompetent or incapable of handling the disposition of property, the Administrative Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor and such decision by the Administrative Committee is binding on all parties. The Administrative Committee may initiate whatever action it deems appropriate to ensure that benefits are properly paid to an appropriate guardian.

The Administrative Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution will completely discharge the Administrative Committee and the Employer from all liability with respect to such benefit.

  5.4 Taxation of Plan Benefits. It is intended that each Participant will be taxed on amounts credited to him or her under the Plan at the time such amounts are received, and the provisions of the Plan will be interpreted consistent with that intention.

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  5.5     Withholding and Payroll Taxes. Baxter will withhold from payments made hereunder any taxes required to be withheld for the payment of taxes to the Federal, or any state or local government.

  5.6 Distribution Due to Unforeseeable Emergency. Upon written request of a Participant and the showing of Unforeseeable Emergency, the Administrative Committee may authorize distribution of all or a portion of the Participant's Accounts, and or the acceleration of any installment payments being made from the Plan, but only to the extent reasonably necessary to relieve the Unforeseeable Emergency. In any event, payment may not be made to the extent such Unforeseeable Emergency is or may be satisfied through reimbursement by insurance or otherwise, including, but not limited to, liquidation of the Participant's assets, to the extent that such liquidation would not in and of itself cause severe financial hardship. In addition, such Participant is precluded from enrolling in the Plan for the entire Plan Year beginning January 1 after the request is approved.

                                   ARTICLE VI

                             BENEFICIARY DESIGNATION

  6.1 Beneficiary Designation. Each Participant has the right to designate one or more persons or trusts as the Participant's Beneficiary, primary as well as secondary, to whom benefits under this Plan will be paid in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation will be in a written form prescribed by the Administrative Committee and will be effective only when filed with the Administrative Committee during the Participant's lifetime.

  6.2 Amendments to Beneficiary Designation. Any Beneficiary designation may be changed by a Participant without the consent of any Beneficiary by the filing of a new Beneficiary designation with the Administrative Committee. Filing a Beneficiary designation as to any benefits available under the Plan revokes all prior Beneficiary designations effective as of the date such Beneficiary designation is received by the Administrative Committee. If a Participant's Accounts are community property, any Beneficiary designation will be valid or effective only as permitted under applicable law.

  6.3 No Beneficiary Designation. In the absence of an effective Beneficiary designation, or if all Beneficiaries predecease the Participant, the Participant's estate will be the Beneficiary. If a Beneficiary dies after the Participant and before payment of benefits under this Plan has been completed, and no secondary Beneficiary has been designated to receive such Beneficiary's share, the remaining benefits will be payable to the Beneficiary's estate.

                                   ARTICLE VII

                                 ADMINISTRATION

  7.1 Administrative Committee. The Plan is administered by the Administrative Committee, which is the Plan Administrative purposes of Section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Baxter has appointed the

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members of the Administrative Committee to administer the Plan. Members of the
Administrative Committee may be Participants in the Plan.

  7.2 Administrative Committee Powers. The Administrative Committee has such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers, rights and duties:

                (a) Interpretation of Plan. The Administrative Committee has the
                    power, right and duty to construe, interpret and enforce the Plan provisions and to determine all questions arising under the Plan including, but not by way of limitation, questions of Plan participation, eligibility for Plan benefits and the rights of employees, Participants, Beneficiaries and other persons to benefits under the Plan and to determine the amount, manner and time of payment of any benefits hereunder;

                (b) Plan Procedures. The Administrative Committee has the power, right and duty to adopt procedures, rules, regulations and forms to be followed by employees, Participants, Beneficiaries and other persons or to be otherwise utilized in the efficient administration of the Plan which may alter any procedural provision of the Plan without the necessity of an amendment;

                (c) Benefit Determinations. The Administrative Committee has the
                    power, right and duty to make determinations as to the rights of employees, Participants, Beneficiaries and other persons to benefits under the Plan and to afford any Participant or Beneficiary dissatisfied with such determination with rights pursuant to a claims procedure adopted by the Committee; and

                (d) Allocation of Duties. The Administrative Committee is
                    empowered to employ agents (who may also be employees of Baxter) and to delegate to them any of the administrative duties imposed upon the Administrative Committee or Baxter.

  7.3 Uniform Application of Rules. The Administrative Committee will apply all rules, regulations, procedures and decisions uniformly and consistently to all Participants similarly situated. Any ruling, regulation, procedure or decision of the Administrative Committee will be conclusive and binding upon all persons affected by it. There will be no appeal from any ruling by the Administrative Committee which is within its authority, except as provided in Section 7.4 below. When making a determination or a calculation, the Administrative Committee will be entitled to rely on information supplied by any Employer, accountants and other professionals including, but not by way of limitation, legal counsel for Baxter or any Employer.

  7.4 Claims Procedure. If a claim for benefits by a Participant or his or her beneficiary or beneficiaries (the "applicant") is denied, the applicant within 90 days after receipt of such claim (or within 180 days after receipt if the
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Administrative Committee will furnish the applicant within 90 days after receipt of such claim (or within 180 days after receipt if the Administrative Committee notifies the applicant prior to the end of the 90 day period that special circumstances require an extension of time), a written notice which specifies the reason for the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this
Section 7.4. If, within 60 days after receipt of such notice, the applicant so requests in writing, the Administrative Committee will review its earlier decision. The Administrative Committee's decision on review will be in writing, and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and will include specific references to the pertinent provisions of the Plan on which the decision is based. It will be delivered to the claimant within 60 days after the request for review is received, unless extraordinary circumstances require a longer period, but in no event more than 120 days after the request for review is received.

  7.5 Action by Administrative Committee. Action by the Administrative Committee will be subject to the following special rules:

                (a) Meetings and Documents. The Administrative Committee may
                    act by meeting or by document signed without meeting and documents may be signed through the use of a single document or concurrent documents.

                (b) Action by Majority. The Administrative Committee will act by a majority decision which action will be as effective as if such action had been taken by all Administrative Committee members, provided that by majority action one or more Administrative Committee members or other persons may be authorized to act with respect to particular matters on behalf of all Administrative Committee members.

                (c) Resolving Deadlocks. If there is an equal division among the
                    Administrative Committee members with respect to any question a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

  7.6 Indemnity. To the extent permitted by applicable law and to the extent that they are not indemnified or saved harmless under any liability insurance contracts, any present or former Administrative Committee members, officers, or directors of Baxter, the Employers or their subsidiaries or affiliates, if any, will be indemnified and saved harmless by the Employers from and against any and all liabilities or allegations of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in the administration of the Plan, including all expenses reasonably incurred in their defense in the event that Baxter fails to provide such defense after having been requested in writing to do so.

                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN

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  8.1     Amendment.  The Compensation Committee may amend the Plan at any time, except that no amendment will decrease or restrict the Accounts of Participants and Beneficiaries at the time of the amendment. Notwithstanding the foregoing, the Compensation Committee may delegate certain authority to amend the Plan to the Administrative Committee.

  8.2 Right to Terminate. The Compensation Committee may at any time terminate the Plan. Any Employer may terminate its participation in the Plan by notice to Baxter.

  8.3 Payment at Termination. If the Plan is terminated payment of each affected Participant's Accounts to the Participant or Beneficiary for whom they are held will commence within 60 days of such termination in the form determined under Article 5.

                                   ARTICLE IX

                                  MISCELLANEOUS

 9.1 Unfunded Plan. This Plan is intended to be an unfunded retirement plan maintained primarily to provide retirement benefits for a select group of management or highly compensated employees. All credited amounts are unfunded, general obligations of the appropriate Employer. This Plan is not intended to create an investment contract, but to provide retirement benefits to eligible employees who participate in the Plan. Eligible employees are members of a select group of management or are highly compensated employees, who, by virtue of their position with an Employer, are uniquely informed as to such Employer's operations and have the ability to affect materially Employer's profitability and operations.

  9.2 Unsecured General Creditor. In the event of an Employer's insolvency, Participants and their Beneficiaries, heirs, successors and assigns will have no legal or equitable rights, interest or claims in any property or assets of such Employer, nor will they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by such Employer (the "Policies") greater than those of any other unsecured general creditors. In that event, any and all of the Employer's assets and Policies will be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan will be merely that of an unfunded and unsecured promise of Employer to pay money in the future.

  9.3 Nonassignability. Neither a Participant nor any other person will have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amounts payable will, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency. Nothing contained herein will preclude an Employer from offsetting any amount owed to it by a Participant against payments to such Participant or his or her Beneficiary.

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

  9.4 Not a Contract of Employment. The terms and conditions of this Plan will not be deemed to constitute a contract of employment between a Participant and such Participant's Employer, and neither the Participant nor the Participant's Beneficiary will have any rights against such Participant's Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan is deemed to give a Participant the right to be retained in the service of his or her Employer or to interfere with the right of such Employer to discipline or discharge him or her at any time.

  9.5 Protective Provisions. A Participant will cooperate with Baxter by furnishing any and all information requested by Baxter, in order to facilitate the payment of benefits hereunder.

  9.6 Governing Law. The provisions of this Plan will be construed and interpreted according to the laws of the State of Illinois, to the extent not preempted by ERISA.

  9.7 Severability. In the event any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity will not affect the remaining parts of the Plan, but the Plan will be construed and enforced as if the illegal or invalid provision had never been inserted, and Baxter will have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan, including, but not by way of limitation, the opportunity to construe and enforce the Plan as if such illegal and invalid provision had never been inserted herein.

  9.8 Notice. Any notice or filing required or permitted to be given to Baxter or the Administrative Committee under the Plan will be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Administrative Committee, or to Baxter's Chief Financial Officer and, if mailed, will be addressed to the principal executive offices of Baxter. Notice to a Participant or Beneficiary may be hand delivered or mailed to the Participant or Beneficiary at his or her most recent address as listed in the employment records of Baxter. Notices will be deemed given as of the date of delivery or mailing or, if delivery is made by certified or registered mail, as of the date shown on the receipt for registration or certification. Any person entitled to notice hereunder may waive such notice.

  9.9 Successors. The provisions of this Plan will bind and inure to the benefit of Baxter, each Employer, the Participants and Beneficiaries, and their respective successors, heirs and assigns. The term successors as used herein will include any corporate or other business entity, which, whether by merger, consolidation, purchase or otherwise acquires all or substantially all of the business and assets of Baxter, and successors of any such corporation or other business entity.

  9.10 Action by Baxter. Except as otherwise provided herein, any action required of or permitted by Baxter under the Plan will be by resolution of the Compensation Committee or any person or persons authorized by resolution of the Compensation Committee.

  9.11 Effect on Benefit Plans. Amounts paid under this Plan, will not by operation of this Plan be considered to be compensation for the purposes of any benefit plan maintained by

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

any Employer. The treatment of such amounts under other employee benefit plans will be determined pursuant to the provisions of such plans.

  9.12 Participant Litigation. In any action or proceeding regarding the Plan, employees or former employees of Baxter or an Employer, Participants, Beneficiaries or any other persons having or claiming to have an interest in this Plan will not be necessary parties and will not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding will be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against Baxter, an Employer, the Administrative Committee, or any member of the Administrative Committee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the costs to such person of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan will constitute a release of Baxter, each Employer, the Administrative Committee and each member thereof, and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.

                                      * * *

         IN WITNESS WHEREOF, the undersigned duly authorized officer has caused this Plan to be executed this 12th day of March, 2002.


                            BAXTER INTERNATIONAL INC.


                            By /s/ Karen J. May
                              ------------------------------------
                            Its Corporate Vice President of Human Resources



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                                   APPENDIX A
                             PARTICIPATING EMPLOYERS

Participating Employers in the Plan include all participating Employers in the Baxter International Inc. and Subsidiaries Incentive Investment Plan.

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                                   APPENDIX B
              PARTICIPANTS ELIGIBLE FOR SUPPLEMENTAL PAY DEFERRALS

Name                      Plan Year(s)             Terms and Conditions

Alan Heller               2001                     Up to 80% of Compensation


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